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                                                                   EXHIBIT 10.50


                            STOCK PURCHASE AGREEMENT



     This Stock Purchase Agreement dated as of the 15th day of January, 1999 by and among H.A. Schlatter AG, a Swiss corporation, with its principal place of business at Brandstrasse 24, CH-8952 Schlieren, Switzerland ("HAS"), Quilni B.V., a Dutch corporation and a wholly owned subsidiary of HAS, with its principal place of business at Strawinskylaan 3105, Postbos 1469, NL - 1000 BL Amsterdam, The Netherlands ("Quilni"), Structural Reinforcement Products, Inc. a Delaware corporation, with its principal place of business at Forest Road, Hazleton, PA 18201 ("SRP") (HAS, Quilni and SRP, collectively "Sellers"), and Insteel Industries, Inc., a North Carolina corporation, with its headquarters at 1373 Boggs Drive, Mount Airy, NC 27030 ("Insteel" or "Buyer").


                                   WITNESSETH:


     WHEREAS: Insteel and SRP both participate in the structural and building mesh market in the United States;
     WHEREAS: Insteel and SRP wish to develop the structural mesh market; and
     WHEREAS: Insteel wishes to purchase an equity interest in SRP to facilitate the expansion of SRP's business and to participate in the benefits of such expansion;
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     NOW THEREFORE, based on the premises and mutual covenants below, the parties agree as follows:

     1.   Insteel's Purchase of Equity Interest in SRP.

     1.1 Purchase. Subject to the terms and conditions of this Agreement, Insteel agrees to acquire a 25% interest in SRP from Quilni, the owner of all of the authorized, issued and outstanding common stock of SRP for three million two hundred fifty thousand US dollars ($3,250,000.00). At closing, Quilni shall transfer to Insteel seven hundred fifty (750) shares of the common stock of SRP, par value US $15.00, and deliver a certificate representing said ownership interest in SRP to Insteel (the "Shares"). Contemporaneous with the closing, Insteel shall wire transfer the aforesaid consideration to the account of Quilni or to an account designated by Quilni.

     1.2 Adjustments to Price. The price of Insteel's equity investment in SRP shall be increased if SRP attains operating profit levels set forth in this paragraph. If in fiscal year 1999, SRP attains an operating profit of two million eight hundred thousand U.S. dollars ($2,800,000.00), then Insteel prior to March 1, 2000, shall wire transfer to the account of Quilni set forth in paragraph 1.1 an additional five hundred thousand U.S. dollars ($500,000.00). If in fiscal year 2000 SRP attains an operating profit of four million two hundred fifty thousand U.S. dollars ($4,250,000.00), then Insteel prior to


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March 1, 2001, shall wire transfer to the account of Quilni set forth in paragraph 1.1 an additional five hundred thousand U.S. dollars ($500,000.00). SRP's fiscal year ends on December 31. Insteel's failure to make the required payments in the event the above specified profit levels are attained shall be a material breach of this Agreement. If the stated operating profit thresholds are not achieved in 1999 and 2000, no additional consideration will be required of Insteel for the purchase of its equity interest in SRP. For the purpose of this Section, "operating profit" means the operating profit of SRP as set forth in the financial statements of SRP for the applicable year, which statements must be audited by SRP's independent public accounting firm and accompanied by a report of such firm certifying that the financial statements are in conformity with GAAP and containing no material qualification. Notwithstanding the due dates for Insteel's additional investments set forth above, Insteel shall not be required to make the additional payments earlier than 10 business days after receipt of such financial statements.

     1.3 Closing. Closing of this transaction (the "Closing") shall take place via Federal Express on or before January 15, 1999 (the "Closing Date").


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     2. Post-Closing Undertakings.

     2.1 Put/Call Rights. As used herein: (1) "Exercise Period" shall mean that period of time commencing two years from the Closing Date and continuing until the earlier of: (A) the date Insteel shall have acquired by purchase ownership of more than twenty-five percent (25%) of the outstanding shares of the voting stock of SRP; or (B) four years from the Closing Date; (2) "Subordinated Note" shall mean that certain Subordinated Promissory Note, dated as of January 15, 1999, from SRP payable to Insteel in the original, aggregate principal amount of One Million Five Hundred Thousand and 00/100 U.S. Dollars ($1,500,000.00); and
(3) "Pledged CD" shall mean a Certificate of Deposit in the amount of One Million Eight Hundred Seventy-Five Thousand and 00/100 U.S. Dollars ($1,875,000.00) pledged by Insteel in favor of PNC Bank pursuant to Insteel's obligation under Section 3.1 of this Agreement.

     (a) Insteel's Put. Quilni agrees to purchase the Shares from Insteel and HAS agrees to acquire the Subordinated Note by assignment from Insteel and to provide a substitute CD for the Pledged CD from Insteel, at Insteel's option, exercised by written notice to Quilni and HAS at any time during the Exercise Period. Insteel shall have the right to put the Shares to Quilni and HAS for a price equal to Insteel's aggregate cost for the Shares, as determined in accordance with Paragraph 1 hereof (the "Shares Price").


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     (b)   Exercise of Insteel's Put.  Insteel shall evidence the exercise of its right to put the Shares to Quilni pursuant to Paragraph 2.1(a) hereinabove by sending a written notice to HAS, Quilni and SRP indicating that Insteel has elected to put the Shares to Quilni. Such notice shall be made by certified mail, postage prepaid, return receipt requested, or delivered against receipt by hand. Upon receipt of said notice, Insteel, HAS, Quilni and SRP shall have 120 days from the date of said notice to take and complete each of the following actions:

     (i) Insteel shall deliver the Shares to Quilni, free and clear of all liens, pledges, security interests, options and other restrictions and endorsed in blank. Upon Insteel's delivery of the Shares to Quilni, Quilni or HAS shall remit to Insteel the Shares Price by wire transfer to an account designated by Insteel;

     (ii) Insteel shall assign the Subordinated Note, together with any and all other borrowed money indebtedness of SRP from Insteel, and documents evidencing the same (collectively, the "Debts"), to HAS pursuant to the terms of the Debts, and Insteel and HAS shall execute an Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit B (the "Assignment"), and incorporated herein by this reference. Upon delivery of the assigned Debts and the Assignment to HAS, HAS shall remit to Insteel an amount equal to the


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     principal balance of the Debts, together with all interest accrued thereon to date, by wire transfer to an account designated by Insteel; and

     (iii) HAS shall substitute, or cause to be substituted, a certificate of deposit in the amount of the Pledged CD, or such other sum representing twenty-five percent (25%) of the collateral required from time to time to be pledged to PNC Bank by SRP and HAS pursuant to that certain Revolving Credit and Security Agreement dated August 31, 1998 among SRP, HAS and PNC Bank and that certain Loan and Security Agreement between PNC Bank and SRP dated November 3, 1995 (the "Collateral"), which shall be pledged by HAS in favor of PNC Bank in place of the Collateral pledged by Insteel in favor of PNC Bank pursuant to Paragraph 3.1 below, at which time Insteel shall immediately withdraw the Collateral pledged by Insteel pursuant to this Agreement.

     (c) Quilni's Call. During the Exercise Period, Quilni shall have the right to call the Shares from Insteel in exchange for the Shares Price.


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     (d)   Exercise of Quilni's Call. Quilni shall evidence the exercise of its right to call the Shares from Insteel pursuant to Paragraph 2.1(c) hereinabove by sending a written notice to HAS, Insteel and SRP indicating that Quilni has elected to call the Shares from Insteel. Such notice shall be made by certified mail, postage prepaid, return receipt requested, or delivered against receipt by hand. Upon receipt of said notice, Insteel, HAS, Quilni and SRP shall have 120 days from the date of said notice to take and complete each of the following actions:

     (i) Insteel shall deliver the Shares to Quilni, free and clear of all liens, pledges, security interests, options and other restrictions and endorsed in blank. Upon Insteel's delivery of the Shares to Quilni, Quilni or HAS shall remit to Insteel the Shares Price by wire transfer to an account designated by Insteel;

     (ii) Insteel shall assign the Debts to HAS pursuant to the terms of the Debts, and Insteel and HAS shall execute the Assignment. Upon delivery of the assigned Debts and the Assignment to HAS, HAS shall remit to Insteel an amount equal to the principal balance of the Debts together with all interest accrued thereon to date, by wire transfer to an account designated by Insteel; and


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     (iii)  HAS shall substitute, or cause to be substituted, the Collateral, which shall be pledged by HAS in favor of PNC Bank in place of the Collateral pledged by Insteel in favor of PNC Bank pursuant to Paragraph 3.1(i) below, at which time Insteel shall immediately withdraw the Collateral pledged by Insteel pursuant to this Agreement.

     (e) Joint and Several Obligations. All of HAS's and Quilni's obligations hereunder and any liabilities in connection herewith to pay in full the Shares Price to Insteel, to remit to Insteel the principal balance of the Debts together with all interest accrued, and to substitute the Collateral upon the exercise of Insteel's put or Quilni's call and Insteel's delivery of the Shares to Quilni as set forth herein shall be joint and several.

     (f) Waiver. In the event Quilni decides to exercise its call option, it will notify Insteel in the manner set forth above in Paragraph 2(d), and Insteel shall have the right within 120 days of receipt of such notification to waive its right to put the Shares and thereby terminate Quilni's right to call the Shares. Moreover, Quilni's right to call the Shares shall terminate upon Insteel's subsequent written commitment to establish a new structural mesh facility in accordance with the terms of Paragraph 5.2 below.

     2.2 Board Representation. Immediately following the Closing, Quilni and Insteel shall by Unanimous Consent of the Stockholders in lieu of Special Meeting in


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the form attached as Exhibit A, enlarge SRP's Board of Directors to six (6)
members, of which HAS through Quilni shall appoint four members and Insteel shall appoint two. Upon Quilni's and HAS's fulfillment of their respective obligations under Paragraph 2.1, Insteel's right to name two representatives to the Board of Directors shall expire Paragraph 2.1, and Insteel shall have no further rights to be represented on SRP's Board. In addition, the Unanimous Consent shall provide that there shall be an Executive Committee of three Directors, one of whom shall be appointed by Insteel and two by HAS through Quilni.

     For as long as Insteel has the right to representation on SRP's Board of Directors, Insteel shall have the option of naming Mr. H. O. Woltz, Jr. as its designee to be an additional Director. If Insteel so elects, Insteel and Quilni shall execute a Unanimous Consent of Stockholders which shall: (1) enlarge SRP's Board to eight (8) members; and (2) shall name Mr. H. O. Woltz, Jr. and Mr. H.
R. Schlatter, or their respective designees, to fill the two new Board seats.

     2.3  Restrictions on Stock Transfers; Issuance of Additional Stock and
Debt.

     (a) Until such time as either party shall have exercised its put or call rights in Paragraph 2.1, after which Insteel shall no longer be a stockholder of SRP, neither Insteel nor Quilni shall sell, transfer, assign, encumber, pledge or hypothecate its


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ownership interest in any of the Shares without the prior written consent of the other parties to this Agreement. Any transfer in violation of this provision shall be null and void and of no force or effect, and SRP shall refuse to reflect on its books any transfer of Shares which have been made in violation hereof.

     (b) SRP shall not issue additional shares of Common Stock without obtaining the prior written consent of Insteel.

     (c) No party shall take any action, including incurring or guaranteeing indebtedness or extending credit, that would increase Insteel's liability under Paragraph 3.1 without obtaining the prior written consent of Insteel.

     3.   Financings.

     3.1 Insteel's Assumption of SRP's Liabilities. Consistent with Insteel's ownership interest in SRP, Insteel agrees to assume a proportional share of SRP's subordinated debt to HAS and to pledge a proportional share of the Collateral. Initially, and for so long as Insteel owns twenty-five percent (25%) of SRP's shares of common stock, Insteel shall be responsible for twenty-five percent (25%) of such subordinated debt and Collateral. In the event as contemplated in Paragraph 5.1, Insteel increases its equity ownership interest in SRP, Insteel shall increase the level of its undertakings hereunder proportionally. Notwithstanding anything contained herein to the contrary,


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Insteel shall not be required to assume or secure any liability of SRP after the date of exercise of the put or call rights provided for in Paragraph 2.1.

     3.2 Initial Undertakings. Initially, Insteel shall take the following actions:

     (i) With respect to PNC Bank's grant of credit to SRP in connection with the Pennsylvania Industrial Development Authority financing and that certain Revolving Credit and Security Agreement dated August 31, 1998, at Closing, Insteel shall substitute a certificate of deposit in the amount of one million eight hundred seventy-five thousand U.S. dollars, ($1,875,000.00) in place of certificates of deposit in said amount pledged by HAS in favor of PNC Bank, which collateral represents twenty-five percent (25%) of seven million five hundred thousand U.S. dollars ($7,500,000.00) of collateral currently required to be pledged to PNC Bank by HAS, provided, however, that in the event that the level of Collateral required to be pledged by PNC Bank shall be reduced in the future, Insteel's pledge obligation hereunder shall be reduced proportionally; and

     (ii) With respect to the direct loan of six million U.S. dollars ($6,000,000.00) from HAS to SRP, Insteel and HAS shall enter into the Assignment and Acceptance Agreement in the form attached hereto as Exhibit B, under which HAS shall assign to Insteel a twenty-five percent (25%) interest in said direct loan, that is, one million five hundred thousand U.S. dollars ($1,500,000.00), by making a payment to HAS at


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Closing of one million five hundred thousand U.S. dollars ($1,500,000.00) by wire transfer to an account designated by HAS in exchange for SRP's promissory note in the form of Exhibit C hereto (the "Insteel Loan").

     SRP shall remain indebted to HAS in the amount of four million five hundred thousand U.S. dollars ($4,500,000.00). SRP shall issue to HAS at Closing a new note in the form of Exhibit D hereto upon surrender and cancellation of the original note. At Closing, Insteel shall execute a subordination agreement in a form satisfactory to PNC Bank, under which one million five hundred thousand U.S. dollars ($1,500,000.00) of SRP's indebtedness under the Insteel Loan shall be subordinated to SRP's indebtedness to PNC Bank.

     3.3 Insteel's Support of SRP. Reference is made to that certain Support Agreement dated as of August 31, 1998, by and among HAS, SRP and PNC Bank, under which HAS has the obligation to maintain SRP's Cash Flow Coverage (as defined in the Loan Agreement). In the event that HAS is required to contribute additional equity or subordinated indebtedness to SRP thereunder, HAS shall by written notice so inform Insteel, and Insteel shall contribute twenty-five percent (25%) of the amounts HAS is required to contribute (or such other proportional amounts as are called for under Paragraph 3.1 hereof). HAS and Insteel agree that any such contribution shall take the form of subordinated indebtedness, and that the parties shall


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consult on the terms and conditions of such indebtedness following HAS's notice to Insteel hereunder.

     3.4 Future Financings. It is the expectation of the parties that Insteel's equity investment in SRP will enable SRP to restructure its future bank financing on more favorable terms. SRP and HAS will not extend or modify that certain Revolving Credit and Security Agreement dated August 31, 1998 among SRP, HAS and PNC Bank without the prior written consent of Insteel. With respect to the subordinated indebtedness from SRP to Insteel and HAS, the parties shall endeavor to repay such indebtedness in advance of the current maturity dates. If this is not possible, however, the parties agree to work together with current and future potential bank lenders to reduce such subordinated indebtedness to the fullest extent possible consistent with prudent refinancing of SRP's operations. Notwithstanding Insteel's minority representation on SRP's Board of Directors, Insteel shall participate fully in all refinancing discussions concerning SRP.

     4.  Marketing and Manufacturing Cooperation.

     4.1 Structural Mesh. SRP hereby appoints Insteel as its sales representative for SRP structural mesh products, to enable Insteel to offer customers a wider range of structural mesh products, to serve existing customers better, and to expand SRP's structural mesh business. SRP shall provide engineering and customer


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support to Insteel reasonably requested by Insteel's sales personnel; any orders generated as a result shall be filled by SRP and invoiced directly to customers, without compensation or remuneration to Insteel or to its sales personnel. SRP and Insteel shall continue to establish independently the pricing, terms, delivery conditions and manufacturing schedules of each of the products covered by this section. The parties anticipate that increased sales for structural mesh products will enable SRP to establish a fourth production line at its Hazleton facilities at a cost not to exceed US two million dollars ($2,000,000).

     4.2 Building Mesh. To achieve more efficient economies of manufacturing building mesh, to provide better service to existing customers and to develop new markets for building mesh, Insteel agrees to purchase the entire capacity of SRP's MG 330 line. To that end, Insteel and SRP are contemporaneously entering into the Conversion Agreement in the form of Exhibit E. SRP shall cease any further marketing of building mesh products and provide Insteel with all relevant information regarding customers and markets for building mesh, so that Insteel can further develop the market for building mesh.

     5. Future Expansion of SRP's Business.

     5.1 Insteel's Position in SRP. The parties contemplate that Insteel will increase its equity position in SRP in the future, but the parties acknowledge that


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Insteel is not obligated to increase its equity position in SRP. The terms and conditions regarding the sale of additional equity in SRP to Insteel shall be negotiated between the parties at the time Insteel wishes to increase its equity participation in SRP. HAS, through Quilni, wishes to maintain its majority ownership in SRP until such time as SRP's sales structural mesh grow to approximately ten percent (10%) of rebar sales in the market served by SRP.

     5.2 New Structural Mesh Facility. The parties shall work towards the development of a new structural mesh facility in Texas, or elsewhere, after SRP's financial results improve to projected levels. The parties anticipate that Insteel will own the majority interest in such new facility ("SRP #2").

     6. Representations and Warranties of Sellers. Each Seller jointly and severally represents and warrants to Buyer as follows:

     6.1 Organization. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. Each of the Sellers is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing,


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would not (a) have a material adverse effect on the assets, business, financial condition, operations or prospects of such Seller, (b) materially impair the ability of such Seller to perform its obligations under this Agreement and (c) prevent or delay the consummation of transactions contemplated under this Agreement (each of the foregoing being a "Material Adverse Effect").

     6.2  Capitalization; Options and Other Rights.

     (a) The total authorized shares of capital stock of the SRP consist of three thousand (3000) shares of its Common Stock, all of which shares are issued and outstanding (the "Common Stock"). All the shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the shares of Common Stock has been issued in violation of the preemptive rights of any stockholder of SRP. All of the shares of Common Stock were issued in compliance in all material respects with all applicable Federal and state securities laws and regulations. Quilni is the owner, beneficially and of record, of all rights, titles and interests in and to the Common Stock, including the Shares, and has good and marketable title thereto, free and clear of all Liens.

     (b) There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever (including antidilution rights) to which SRP or Quilni is a party providing for the issuance,


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disposition or acquisition of securities of SRP. There are no outstanding securities of SRP or any other entity which are convertible into or exchangeable for other securities of Sellers, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind (including antidilution rights) granting to any person any interest in or the right to purchase or otherwise acquire or receive from SRP or Quilni any such securities, nor to the knowledge of SRP or Quilni, are there any proxies, agreements or understandings with respect to the voting of any of the shares of Common Stock.

     6.3  Authority.

     (a) Sellers have full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by HAS, Quilni and SRP have been duly authorized and approved by their respective Boards of Directors and, no other corporate proceedings on the part of HAS, Quilni and SRP are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Sellers and is the legal, valid and binding obligation of Sellers enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).


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     (b)  The execution, delivery and performance by HAS, Quilni and SRP of this
Agreement does not and will not (i) violate or conflict with any provision of their respective Certificate of Incorporation (or other charter document) or By-laws, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency, or
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, Liens (as defined below), mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which HAS, Quilni or SRP is a party or by which any of SRP's properties may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse
Effect.

     (c) The execution and delivery of this Agreement by Sellers does not, and the performance of this Agreement will not require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, except for any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect.

     6.4 Charter Documents. SRP has previously furnished Insteel a true, complete and correct copy of its Certificate of Incorporation and By-laws and such


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Certificate of Incorporation and By-laws are in full force and effect. SRP is not in violation of any provision of its Certificate of Incorporation or its By-laws.

     6.5  Financial Statements.

     (a) SRP has previously furnished to Insteel true and complete copies of its Balance Sheets, Statements of Operations and Statements of Cash Flows as of and for each of the years in the six year period ending December 31, 1997, together with the notes thereto and the report prepared in connection therewith by the independent certified public accountants of SRP (the "Financial Statements").

     (b) The Financial Statements were prepared in accordance with GAAP. The Financial Statements were prepared on the basis of SRP's books and records and present fairly, in all material respects, the financial position of SRP as of the dates thereof and the results of its operations and changes in cash flows and stockholders' equity for the periods then ended in conformity with GAAP.

     6.6 Absence of Undisclosed Liabilities. Except as set forth in the notes to the Financial Statements, SRP does not have any liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is in excess of amounts shown or reserved therefor in the Financial Statements other than (a) liabilities or obligations not required under GAAP on a basis consistent with that of preceding


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accounting periods to be reported on such Financial Statements and (b)
liabilities or obligations incurred after the date of the Balance Sheet dated December 31, 1997 reasonably incurred in the ordinary course of business and consistent with past practice.

     6.7 Operations and Obligations.

     (a) Since December 31, 1997,

     (i) there has been no event or condition relating to the business, financial condition, operating results, earnings, customers, employee and sales representative relations, business prospects, business condition, financing arrangements or otherwise that has had or reasonably could be expected to have a Material Adverse Effect on SRP (other than as a result of business and economic conditions generally affecting the structural and building mesh industry); and

     (ii) there has been no impairment, damage, destruction, loss or claim, or condemnation or other taking adversely affecting in any material respect any of SRP's assets, whether or not covered by insurance.


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     (b) Since December 31, 1997, SRP has conducted its business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since December 31, 1997, SRP has not:

     (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

     (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds, other than in the ordinary course of business consistent with past practice or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized;

     (iii) discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the 1997 Balance Sheet and current liabilities incurred since December 31, 1997 in the ordinary course of business consistent with past practice;


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     (iv)   declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its Common Stock;

     (v) except in the ordinary course of business consistent with past practice entered into any lease, contract, agreement or commitment or made or permitted any material amendment or termination of any lease, contract, agreement or commitment to which SRP is a party or entered into any transaction with any employee, officer, or director of any of the Sellers;

     (vi) undertaken or committed to undertake capital expenditures exceeding $100,000 for any single project or related series of projects, except as disclosed in Schedule 6.7(b)(vi);

     (vii) sold, leased (as lessor), transferred or otherwise disposed or, mortgaged or pledged or imposed or suffered to be imposed any Lien on, any of the assets reflected on the December 31, 1997 Balance Sheet or any assets acquired by SRP after December 31, 1997, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice;


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

     (viii) canceled any debts owed to or claims held by SRP (including the settlement of any claims or litigation);

     (ix) accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

     (x) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

     (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

     (xii) maintained the levels of supplies or other materials included in the inventory of SRP in accordance with past practice;

     (xiii) except for increases in the ordinary course of business consistent with past practice, and as disclosed in Schedule 6.7(b)(xiii), instituted any increase in any compensation payable to any employee or sales representative or consultant of SRP or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to any such person;

     (xiv) made any change in the accounting principles or made any material change in accounting practices used by SRP, in each case, from those applied in the preparation of the Financial Statements;

     (xv) incurred intercompany charges or conducted its cash management practices and accounting methods other than in the usual and ordinary course of business in accordance with past practice;

     (xvi) made any loans or advances to, or guarantees for the benefit of, any person or entity;

     (xvii) changed or authorized any change in its Certificate of Incorporation or By-Laws; or

     (xvii)  agreed to do any of the foregoing.

     6.8  Properties.

(a) Title to Assets; Liens. SRP has good and marketable title to all of the properties and assets (real or personal, tangible or intangible) owned by it (including, without limitation, those properties and assets shown on the December 31, 1997 Balance Sheet included in the Financial Statements), and a valid leasehold or other possessory interest in all other properties and assets used, operated or occupied by it, located on its premises or otherwise shown on such Balance Sheet, except for tangible personal property sold or disposed of in the ordinary course of business and consistent with past practice. All of SRP's properties and assets (whether real or personal, tangible or intangible, owned, leased or otherwise acquired) are free and clear of any liens, claims, charges, security interests, mortgages, pledges or other encumbrances or restrictions of any nature whatsoever (collectively, "Liens"), other than (i) easements of record affecting Owned Real Property (as defined below) that do not affect the full use and enjoyment of such Owned Real Property for the purposes for which it is currently used or detract from its value; (ii) Liens for taxes not yet due and payable; and (iii) Liens described in Schedule 6.8(a). There are no existing breaches or defaults under, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute a breach of or a default under, any instrument, agreement or other document that creates, evidences or constitutes any such Lien or that evidences, secures or governs the terms of any indebtedness or obligation secured by any such Lien (any such instrument, agreement or other document being referred to herein as a

"Lien Instrument"). The sale of the Shares by Quilni to Insteel will not, with respect to any Lien Instrument, (i) constitute a breach thereof or a default hereunder, (ii) permit (with or without notice, lapse of time or both), cause or result in (A) the acceleration of any indebtedness or other obligation evidenced, secured or governed thereby or (B) the foreclosure or other enforcement of any such Lien, (iii) permit or cause the terms thereof to be renegotiated, or (iv) require the consent of the holder of any such indebtedness or obligation or any third party.

     (b) Real Property. Schedule 6.8(b) contains a true and correct description of all (i) real property owned by SRP (the "Owned Real Property"),
(ii) real property leased by SRP (the "Leased Real Property"), (iii) leases relating to the Leased Real Property (collectively, the "Real Property Leases"), (iv) Liens upon or affecting any of the Owned Real Property, (v) agreements, oral or written, pursuant to which any person or entity (other than SRP) leases, subleases, occupies or has the right to occupy any Owned Real Property or Leased Real Property, and (vi) agreements and other undertakings, oral or written, to sell, lease, sublease, assign, encumber or otherwise dispose of any Owned Real Property, Leased Real Property or Real Property Lease. The Owned Real Property and the Leased Real Property are zoned for the various purposes for which the buildings and other improvements located thereon (the "Improvements") are presently being used, and such uses thereof are in compliance with all applicable zoning and land use laws, ordinances and regulations. All improvements are in good repair, and in good operating condition, ordinary wear and tear excepted, and to the knowledge of SRP free from latent and patent defects. No part of any Improvement encroaches on an real property not included in the Owned Real Property or the Leased Real Property. Each of the Real Property Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder. There are no existing breaches of or defaults under, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute a breach of or a default under, any of the Real Property Leases.

     (c) Tangible Personal Property. SRP owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business (the "Tangible Property"). Each item of Tangible Property is in good operating order, condition and repair, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of SRP, is free from defects (latent and patent), is merchantable and is of a quality and quantity usable in the ordinary course of business of SRP. No item of Tangible Property is in need of repair or replacement, other than as part of routine maintenance in the ordinary course of business.

     6.9 Accounts Receivable. All accounts receivable and trade accounts reflected on the December 31, 1997 Balance Sheet included in the Financial Statements (less any such receivables collected since such date) and all accounts receivable and trade accounts presently owing and to be owing to SRP on the Closing

Date (collectively, the "Receivables"), in each case net of the reserves established and reflected on such Balance Sheet, are, and on the Closing Date will be, legal, valid and binding obligations. All such Receivables were and will be created in the ordinary course of business. There are no set-offs, counterclaims or disputes asserted with respect to any Receivable, and no discount or allowance from any Receivable has been or will be made or agreed to. The reserves established for doubtful or uncollected accounts as shown on such Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past practice of SRP, are consistent in amount to those historically established with respect to the accounts receivable of the business of SRP.

      6.10 Absence of Default. Each of the leases, contracts and other agreements to which SRP is a party constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after the Closing, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other person or entity. Except as set forth in Schedule 6.10, SRP has fulfilled and performed in all material respects its obligations under each such lease, contract or other agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof (except for any such lease, contract or other agreement which, by its terms, will expire prior to the Closing, and SRP is not alleged to be in breach or default under, nor is there alleged to be any basis for termination of, any such lease, contract or other agreement. To the knowledge of SRP, no other party to any such lease, contract or other agreement has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both would constitute such a default or breach by SRP or, to the knowledge of SRP, by any such other party under any lease, contract or other agreement. SRP is not currently renegotiating any such lease, contract or other agreement or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each such lease, contract or other agreement and any amendments thereto have heretofore been made available to Insteel.

     6.11 Financial Projections. Sellers have made available to Insteel certain financial projections with respect to its business which projections were prepared by SRP for internal use only and based upon the assumptions reflected therein. Sellers make no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, except that Sellers represent and warrant that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable.

     6.12  Litigation.

     (a) Except as set forth in Schedule 6.12, as of the date hereof (i) there are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the knowledge of SRP, threatened against SRP; and
(ii) none of SRP's assets, properties or business is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Except as set forth in Schedule 6.12, SRP is neither a plaintiff in any such proceeding nor contemplating commencing legal action against any other party.

     (b) SRP is not a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could have a Material Adverse Effect.

     (c) There is no judgment, order, writ, injunction or decree or any court, governmental agency or arbitration tribunal to which SRP is subject which reasonably could have a Material Adverse Effect.

     (d) To the knowledge of SRP, other than disclosed in the Schedules hereto, there are no facts or circumstances which can serve as the basis for any claim against SRP or, by virtue of the execution, delivery and performance of this Agreement, against Insteel.

     6.13 Compliance with Law.

     (a) SRP has complied in all material respects with, and is not in violation of, in any material respect, any laws, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject; and

     (b) SRP has obtained and is in material compliance in all material respects with all licenses, permits, certificates or other governmental authorizations or approvals (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and

     (c) SRP has not received notice of violation of, or investigation of a possible violation or knows of no violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.

     6.14 Tax Matters. Consistent with the advice of SRP's auditors, (i) SRP has timely filed all tax returns required to be filed, (ii) all such tax returns are complete and accurate in all material respects and all taxes required to be withheld or shown to be due on such tax returns have been timely withheld or paid; (iii) all taxes (whether or not shown on any tax return) owed or required to be withheld by SRP have been timely paid or withheld; (iv) SRP has not waived or been requested to waive any statute of limitations in respect of taxes and is not currently the beneficiary of any extension of time for filing and has not agreed to an extension, a tax assessment or deficiency; (v) there is no action, suit, investigation, audit, dispute, claim or assessment pending, proposed or threatened with respect to taxes of SRP; (vi) any deficiencies asserted or assessments made as a result of any examination of the tax returns referred to in clause (i) have been paid in full; (vii) there are no Liens for taxes upon the assets or SRP except Liens relating to current taxes not yet due; (viii) all taxes which SRP are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid or accrued, reserved against and entered on the books of SRP in accordance with GAAP.

     6.15  Employees.

     (a) SRP has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations;

     (b)  SRP believes that its relation with its employees are satisfactory;

     (c) there are no charges, complaints, or controversies pending or, to the knowledge of any of Sellers, threatened involving SRP and any of its employees, which controversies have or could not have a Material Adverse Effect;

     (d) SRP is not a party to any collective bargaining agreement or other labor union contract or "shop agreement" applicable to persons employed by SRP;

     (e) to the knowledge of any of the Sellers, there are no activities or proceedings of any labor union to organize any employees of SRP;

     (f) there are no unfair labor practice complaints pending against SRP before the National Labor Relations Board;

     (g) there is no strike, slowdown, work stoppage or lockout existing, or, to the knowledge of any of the Sellers, threatened, by or with respect to any employees of SRP;

     (h) no charges are pending before or, to the knowledge of any of the Sellers, threatened to be brought before or by, the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices with respect to SRP;

     (i) there are no claims pending against SRP before any workers' compensation board;

     (j) SRP has not received notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to SRP and, to the knowledge of any of the Sellers, no such investigation is planned or in progress;

     (k) No key employee or senior manager of SRP has indicated a desire or plan to resign from SRP, whether as a result of this transaction or otherwise; and

     (l) There have been no "mass layoffs" of SRP employees or any "plant closings" by SRP, as such terms are defined in the Work Adjustment and Retaining Notification Act ("WARN"), within the past 90 days, nor has there been any event during the past six years which requires the giving of notice under WARN.

     6.16 Environmental Laws. SRP is not in violation of, and has not violated, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act, the

Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials, in each case as amended from time to time. For purposes of this Agreement, "Hazardous Materials" includes but is not necessarily limited to asbestos, asbestos containing materials ("ACM"), polychlorinated biphenyls, lead-based paints, any petroleum, petroleum by-product (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, used motor oil, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, or other hazardous or toxic substances, materials, wastes, pollutants or contaminants defined under or regulated by the Environmental Laws.

     6.17 Subsidiaries. SRP does not own or hold, nor has it ever held or owned, any shares of stock or any other security or interest in any other entity, or any rights to acquire any such security or interest.

     6.18 Books and Records. The minute books of SRP are true, correct, complete and current in all material respects and contain accurate and complete records of all material actions taken by its shareholders, its board of directors and each committee of its board of directors, and all signatures contained in such minute books are the true signatures of the persons whose signatures they purport to be. The stock transfer books of SRP are true, correct, complete and current in all material respects. The books and records of SRP are true, accurate and complete in all material respects and, where appropriate, have been maintained in accordance with GAAP applied on a consistent basis.

     6.19 Inventories. All items included in the inventories of SRP (a) are in good condition, not obsolete and noneffective, (b) are usable or saleable in the ordinary course of business and at the current operating profit margins of SRP, (c) are located on the premises of SRP, (d) have been acquired for SRP only in bona fide transactions entered into in the ordinary course of business; and (e) finished goods inventories meet applicable industry standards, including ASTM and ACI.

     6.20 Intellectual Property. Schedule 6.20 sets forth a list of all (a) trademarks, service marks, trade names, logos and other designations owned or used by SRP, and all United States, foreign and state registrations relating thereto, (b) copyrighted works owned by SRP and registrations issued by the United States Copyright Office or the office of any foreign jurisdiction for any of the copyrights, and (c) inventions owned or used by SRP which are the subject of United States or foreign letters patent or applications therefor, together with the applicable patent number, application number, application date and issue date (collectively, "Intellectual Property"). SRP owns all right, title and interest in and to each item included in the Intellectual Property, free and clear of any Liens or licenses. The Intellectual Property consists of all of the intellectual property rights necessary to conduct the business of SRP. All registrations relating to the Intellectual Property are validly issued and remain in full force and effect, except as disclosed in Schedule 6.20. Each trademark has been in continuous use on all goods described in the applicable registrations. There are no claims or suits pending or, to the knowledge of Sellers, threatened against SRP challenging SRP's ownership of or unencumbered right to use any of the Intellectual Property, nor does there exist any basis therefor. There are no claims or suits pending or, to the knowledge of Sellers, threatened against SRP alleging that any of the Intellectual Property infringes any rights of any third parties, nor does there exist any basis therefor.

     6.21 Insurance. All insurance policies maintained by SRP with respect to the business of SRP are valid, binding and enforceable in accordance with their terms and are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing Date.

6.22 Employee Benefit Plans. Except as set forth in Schedule 6.22, there are no Plans, as defined below, contributed to, maintained or sponsored by SRP, to which SRP is obligated to contribute or with respect to which SRP has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), of which SRP is a member to the extent SRP has any potential liability with respect to such Plans. For purposes of this Agreement, the term "Plans" shall mean: employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated.

     6.23 Related Party Transactions. There are no contracts, leases, or agreements with or any commitment to (a) any officer or director of any of Sellers, (b) any person related by blood or marriage to any such officer or director, or (c) any corporation, partnership, trust or other entity in which SRP or any of the foregoing persons has an equity or participating interest.

     6.24 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of any of Sellers in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Sellers.

     6.25 Year 2000. To the knowledge of Sellers, all Systems (as defined below) and all components thereof will function in accordance with applicable specifications, documentation and warranties prior to, during and after the calendar year 2000. Prior to, during and after the calendar year 2000, each of the Systems will accept date-related records and information for the years 2000 and following and perform computations respecting or based on such date-related information in a correct and appropriate manner. No change in any calendar year shall adversely affect the performance of any Systems nor cause any Systems or any of their components to operate in a manner not in accordance with applicable specifications, documentations or warranties. For the purpose of this paragraph, "Systems" includes all proprietary and third-party software and automated machines or systems of any kind, including but not limited to systems relating to the operation of buildings and facilities (such as elevators, escalators, manufacturing control systems and automated HVAC systems).

     6.26 Representations and Warranties of Quilni and HAS. Quilni and HAS each jointly and severally represents and warrants to Insteel as follows:

     (a) Both Quilni and HAS have previously furnished to Insteel true and complete copies of their respective 1996 and 1997 financial statements, together with the notes thereto and the reports prepared in connection therewith by the independent certified public accountants for Quilni and HAS, which in each case have been accurately translated into English (collectively, the "Parent Financial Statements"). The Parent Financial Statements were prepared on the basis of the books and records of Quilni and HAS, respectively, and present fairly, in all material respects, the financial position of Quilni and HAS, respectively, as of the dates thereof and the results of operations and changes in cash flows and stockholders' equity for the periods then ended in conformity with generally accepted accounting principles in effect in their respective jurisdictions.

     (b) Except as set forth in the notes to the Parent Financial Statements, neither Quilni nor HAS has any liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is in excess of amounts shown or reserved therefor in the Parent Financial Statements other than
(i) liabilities or obligations not required under applicable accounting principles on a basis consistent with that of preceding accounting periods to be reported on such Parent Financial Statements and (ii) liabilities or obligations incurred after the date of the December 31, 1997 Balance Sheets of Quilni and HAS, reasonably incurred in the ordinary course of business and consistent with past practice.

     6.27 Disclosure. No representation, warranty or statement made by any of Sellers in this Agreement or any document furnished or to be furnished to Insteel pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained in this Agreement or such other document not misleading. The fact that Sellers have delivered copies of certain documents to Insteel shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule. Receipt by Insteel of such documents and notice of their contents (other than by reference on a Schedule) shall in no way limit Sellers' other obligations or Insteel's other rights under this Agreement.

     7. Representations and Warranties of Insteel. Insteel represents and warrants to Sellers as follows:

     7.1 Organization. Insteel is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

     7.2 Authority.

     (a) Insteel has full corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by it has been duly authorized and approved by its Executive Committee acting on behalf of and with the authority of its Board of Directors, and no other corporate proceedings on the part of Insteel is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Insteel and is the legal, valid and binding obligation of Insteel enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (b)  The execution, delivery, performance by Insteel do not, and will not,
(i) violate or conflict with any provisions of its Articles of Incorporation or By-laws, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Insteel is a party or by which any of the properties of Insteel may be bound, except for: (1) violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Insteel and its respective subsidiaries taken as a whole; and
(2) the consent of third parties, which consent has been obtained.

     (c) The execution and delivery of this Agreement by Insteel does not, and the performance by Insteel of this Agreement will not, require any consent, approval, authorization or permission, or filing with or notification to, any governmental or regulatory authority, except for any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect.

     7.3  Litigation.

     (a) Insteel is not a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its-obligations hereunder.

     (b) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which Insteel is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

     7.4 Investment Intent. Insteel is acquiring the Shares for its own account and not with a view to their distribution within the meaning of applicable federal and state securities laws.

     7.5 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Insteel in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Insteel.

     8.  Indemnification.

     (a) Indemnification by Sellers. Each of Quilni and HAS (the "Seller Indemnitors") shall jointly and severally indemnify, defend and hold harmless Buyer and its officers, directors and affiliates (the "Buyer Indemnitees") from, against and with respect to any and all loss, damage, claim, obligation, liability, cost and expense (including without limitation reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "Loss') arising out of or in connection with any of the following:

     (i) any breach of any of the representations or warranties of Sellers contained in or made pursuant to this Agreement; or

     (ii) any failure by Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by each pursuant to this Agreement, including but not limited to Sellers' obligations under Paragraph 2.1.

     (b) Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Sellers and their officers, directors and affiliates (the "Seller Indemnitees")
     from, against and with respect to any Loss arising out of or in connection with any of the following:

     (i) any breach of any of the representations and warranties of Buyer contained in or made pursuant to this Agreement; or

     (ii) any failure by Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement, including but not limited to Buyer's obligations under Paragraph 2.1.

     (c) Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 15 days following discovery of the matters giving rise to a Loss, promptly notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

     (d) Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution of such claim, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate in such action, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense, unless in the opinion of separate counsel for the Indemnified Party a conflict of interest would prevent a single counsel from representing both the Indemnity Obligor and the Indemnified Party, in which case the Indemnity Obligor shall be responsible for the fees and expenses of such separate counsel for the Indemnified Party. All the parties to this Agreement shall cooperate in the defense or prosecution of such claim and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.


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
     9.  Closing.

     9.1  Pre-Conditions to Closing.

     The obligations of Insteel to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of each of the following conditions as of the Closing: (1) there shall have been no material adverse change in the business or financial condition of SRP since the date hereof; (2) SRP shall not be in default of its obligations to PNC Bank under that certain Revolving Credit and Security Agreement dated August 31, 1998; and (3) SRP's search for a new Chief Executive Officer shall be completed, or if not completed, shall be progressing with diligence.

     9.2  Obligations at Closing.

     At the Closing, the following deliveries shall occur:

     (a) SRP and Buyer each shall deliver to the other an executed Conversion Agreement in the form attached hereto as Exhibit E.

     (b) Quilni shall deliver to Buyer the stock certificate(s) representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, sufficient to transfer to Buyer ownership of the Shares on the books of SRP.


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
     (c) Each of Sellers shall deliver to Buyer (i) a copy of all corporate resolutions authorizing the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated in this Agreement, accompanied by the certification of a duly authorized officer, director or other representative of each Seller to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded; (ii) a good standing certificate with respect to SRP from the Secretary of State of Delaware; and (iii) the legal opinions of Moore & Bruce, LLP, Stibbe Simont Monahan Duhot and Schellenberg & Haissly in the forms attached to this Agreement as Exhibit F.

     (d) Buyer shall deliver or cause to be delivered to SRP (i) a copy of all corporate resolutions authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, accompanied by the certification of the secretary of Buyer to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded; (ii) the legal opinion of Womble Carlyle Sandridge & Rice, PLLC, in the form attached hereto as Exhibit G; and (iii) the purchase price payable as provided in Paragraph 1.1.

     (e) Buyer, HAS and SRP shall execute the Assignment and Acceptance Agreement in the form of Exhibit B hereto.

     (f) SRP shall deliver a promissory note to Insteel in the form of Exhibit C hereto, and Insteel shall wire transfer U.S. one million five hundred thousand dollars ($1,500,00.00) to HAS.

     (g) Quilni shall deliver to Buyer a "Certificate Regarding Stock that is not a U.S. Real Property Interest" in the form attached hereto as Exhibit H.

     10.  Miscellaneous.

     10.1 Amendments. This Agreement may be amended or modified only by a written instrument executed by all the party hereto which states specifically that it is intended to amend this Agreement.

     10.2 Expenses. Except as otherwise expressly herein provided, each party to this Agreement shall pay its own expenses, including, without limitation, the fees and expenses of its agents, representatives, counsel and accountants, incidental to the preparation or carrying out of this Agreement.

     10.3 Assignment. Neither party may assign any right under this Agreement, and any purported assignment will be null and void and a material breach hereof.

     10.4 Entire Agreement. Except as may be expressly provided otherwise herein, this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. No prior or contemporaneous representations, inducements, promises or agreements, oral or otherwise, between the parties will be of any force or effect. This agreement supersedes in its entirety the Agreement in Principle between HAS and Insteel dated March 17, 1998.

     10.5 Effect of Partial Invalidity. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected.

     10.6 Applicable Law. This Agreement shall be interpreted and enforced in accordance with the law of the Commonwealth of Pennsylvania applicable to agreements negotiated, executed and performed in Pennsylvania.

     10.7 No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. A waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or waiver of any right under this Agreement.

     10.8 Survival of Representations. All representations and warranties of the parties contained in this Agreement or otherwise made in writing in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

     10.9 Publicity. Each of Sellers and Insteel agrees it will not make any press release or other announcement with respect to the transactions contemplated by this Agreement without the prior approval of the other party, except as required by applicable law.

     10.10 Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in Charlotte, North Carolina in accordance with The International Arbitration Rules of the American Arbitration Association; provided, however, that if either Quilni or HAS, or both, are parties to the dispute, the dispute shall be settled by arbitration in Zurich, Switzerland under the commercial arbitration rules and procedures of the International Chamber of Commerce, Paris, France. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


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
     10.11 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added a replacement provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

     10.12 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

     10.13 Counterparts. This Agreement may be signed in separate counterparts, each of which so executed and delivered shall constitute an original. All such counterparts shall together constitute one and the same instrument.

     10.14 Notices. All correspondence and documentation shall be in the English language. Notices shall be sent to:


          Insteel Industries, Inc.
          1373 Boggs Drive
          Mount Airy, NC 27030
          Attention: H.O. Woltz III
                     President and Chief Executive Officer
          Facsimile: (336) 786-2144


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
                              with a copy to:
                              Richard N. Drake, Esq.
                              Womble, Carlyle Sandridge & Rice, PLLC
                              200 West Second Street
                              Winston-Salem, NC 27102
                              Facsimile: (336) 733-8385

                              Schlatter AG
                              Brandstrasse 24
                              CH-8952 Schlieren
                              Switzerland
                              Attn.:  Franz Buchmann
                                     Chief Marketing Officer
                              Facsimile:  011-41-732-71 88

                              Quilni B.V.
                              Strawinskylaan 3105Postbos 1469NI - 1000 BI
                                Amsterdam
                              The Netherlands
                              Attention:  L. Fricot    H.J. Wirix
                                          Managing Directors
                              Facsimile:  011-31-20-406-45-55

                              Structural Reinforcement Products, Inc.
                              Forest Road
                              Hazleton, PA 18201
                              Attention:  CEO
                              Facsimile:  (717) 450-2095
                              with a copy to:
                              Charles M. Bruce
                              1072 Thomas Jefferson Street, N.W.
                              Washington, DC 20007
                              Facsimile:  (202) 965-7745

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.



                                       INSTEEL INDUSTRIES, INC.


                                       By: /s/ H. O. WOLTZ III
                                           ---------------------------------
                                           H. O. Woltz III
                                           President and Chief Executive Officer


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
                               H. A. Schlatter AG

                               By: /s/ HANS R. SCHLATTER
                                  ----------------------
                                   Hans R. Schlatter
                                   Director


                               Quilni B.V.

                               By: /s/ HANS R. SCHLATTER
                                  ----------------------
                                   Hans R. Schlatter
                                   Per Power of Attorney


                               STRUCTURAL REINFORCEMENT
                               PRODUCTS, INC.

                               By: /s/ CHARLES M. BRUCE
                                  ----------------------
                                   Charles M. Bruce
                                   Chairman


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